EXHIBIT 99.2

The information provided in this Exhibit is presented only in connection with the reporting changes described in the accompanying Form 8-K. This information does not reflect events occurring after February 28, 2012, the date we filed our 2011 Form 10-K, and does not modify or update the disclosures therein in any way, other than as required to reflect the change in reportable segments and the adoption of a new accounting standard, as described in the Form 8-K and set forth in Exhibits 99.1 through 99.5 attached thereto. You should therefore read this information in conjunction with the 2011 Form 10-K and any subsequent amendments on Form 10-K/A and with our reports filed with the Securities and Exchange Commission after February 28, 2012.

Part I, Item 2 — Properties

Listed below are descriptions of NRG's interests in facilities, operations and/or projects owned as of December 31, 2011. The MW figures provided represent nominal summer net megawatt capacity of power generated as adjusted for the Company's ownership position excluding capacity from inactive/mothballed units as of December 31, 2011. The following table summarizes NRG's power production and cogeneration facilities by region:

Name and Location of Facility	Power Market	% Owned	Net Generation Capacity (MW) (a)	Primary Fuel-type
Texas Region:
Cedar Bayou, Baytown, TX	ERCOT	100.0	1,495	Natural Gas
Cedar Bayou 4, Baytown, TX	ERCOT	50.0	260	Natural Gas
Greens Bayou, Houston, TX	ERCOT	100.0	355	Natural Gas
Limestone, Jewett, TX	ERCOT	100.0	1,690	Coal
San Jacinto, LaPorte, TX	ERCOT	100.0	160	Natural Gas
South Texas Project, Bay City, TX (b)	ERCOT	44.0	1,175	Nuclear
S. R. Bertron, Deer Park, TX	ERCOT	100.0	470	Natural Gas
T. H. Wharton, Houston, TX	ERCOT	100.0	1,025	Natural Gas
W. A. Parish, Thompsons, TX (c)	ERCOT	100.0	2,490	Coal
W. A. Parish, Thompsons, TX (c)	ERCOT	100.0	1,175	Natural Gas
Northeast Region:
Arthur Kill, Staten Island, NY	NYISO	100.0	865	Natural Gas
Astoria Gas Turbines, Queens, NY	NYISO	100.0	550	Natural Gas
Conemaugh, New Florence, PA	PJM	3.7	65	Coal
Connecticut Jet Power, CT (four sites)	ISO-NE	100.0	140	Oil
Devon, Milford, CT	ISO-NE	100.0	135	Oil
GenConn Devon, Milford, CT	ISO-NE	50.0	95	Oil
Dunkirk, NY	NYISO	100.0	530	Coal
Huntley, Tonawanda, NY	NYISO	100.0	380	Coal
Indian River, Millsboro, DE (d)	PJM	100.0	580	Coal
Keystone, Shelocta, PA	PJM	3.7	65	Coal
Middletown, CT	ISO-NE	100.0	770	Oil
GenConn Middletown, CT	ISO-NE	50.0	95	Oil
Montville, Uncasville, CT	ISO-NE	100.0	500	Oil
Norwalk Harbor, So. Norwalk, CT	ISO-NE	100.0	340	Oil
Oswego, NY	NYISO	100.0	1,635	Oil
Vienna, MD	PJM	100.0	170	Oil
South Central Region:
Bayou Cove, Jennings, LA	SERC-Entergy	100.0	300	Natural Gas

Big Cajun I, Jarreau, LA	SERC-Entergy	100.0	430	Natural Gas
Big Cajun II, New Roads, LA (e)	SERC-Entergy	86.0	1,495	Coal
Cottonwood, Deweyville, TX	SERC-Entergy	100.0	1,265	Natural Gas
Rockford I, IL	PJM	100.0	305	Natural Gas
Rockford II, IL	PJM	100.0	155	Natural Gas
Sterlington, LA	SERC-Entergy	100.0	175	Natural Gas
West Region:
El Segundo Power, CA	CAISO	100.0	670	Natural Gas
Encina, Carlsbad, CA	CAISO	100.0	965	Natural Gas
Long Beach, CA	CAISO	100.0	260	Natural Gas
Saguaro Power Co., Henderson, NV	WECC	50.0	45	Natural Gas
San Diego Combustion Turbines, CA (four sites)	CAISO	100.0	190	Natural Gas
Alternative Energy:
Avenal, CA	CAISO	50.0	25	Solar
Blythe, CA	CAISO	100.0	20	Solar
Roadrunner, Santa Teresa, NM	EPE	100.0	20	Solar
Elbow Creek Wind Farm, Howard County, TX	ERCOT	100.0	125	Wind
Langford Wind Farm, Christoval, TX	ERCOT	100.0	150	Wind
Sherbino Wind Farm, Pecos County, TX	ERCOT	50.0	75	Wind
South Trent Wind Farm, Sweetwater, TX	ERCOT	100.0	100	Wind
International Region:
Gladstone Power Station, Queensland, Australia	Enertrade/Boyne Smelter	37.5	605	Coal
Schkopau Power Station, Germany	Vattenfall Europe	41.9	400	Coal

(a)
Actual capacity can vary depending on factors including weather conditions, operational conditions, and other factors. Additionally, ERCOT requires periodic demonstration of capability, and the capacity may vary individually and in the aggregate from time to time.

(b)	Generation capacity figure consists of the Company's 44% individual interest in the two units at STP.

(c)	W.A. Parish has nine units, four of which are baseload coal-fired units and five of which are natural gas-fired units.

(d)	Indian River Unit 1 was retired May 31, 2011, and Indian River Unit 3 will be retired by December 31, 2013.

(e)	Units 1 and 2 owned 100.0%, Unit 3 owned 58.0%.

Thermal Facilities

The Company's thermal businesses in Pittsburgh, Harrisburg and San Francisco are regulated by their respective state's Public Utility Commission. The other thermal businesses are subject to contract terms with their customers.

The following table summarizes NRG's thermal steam and chilled water facilities as of December 31, 2011:

Name and Location of Facility	% Owned	Thermal Energy Purchaser	Megawatt Thermal Equivalent Capacity (MWt)	Generating Capacity
NRG Energy Center Minneapolis, MN	100.0	Approx. 100 steam and 50 chilled water customers	334 141	Steam: 1,140 MMBtu/hr. Chilled Water: 40,200 tons
NRG Energy Center San Francisco, CA	100.0	Approx 170 steam customers	133	Steam: 454 MMBtu/Hr.
NRG Energy Center Harrisburg, PA	100.0	Approx 210 steam and 3 chilled water customers	129 8	Steam: 440 MMBtu/hr. Chilled water: 2,400 tons
NRG Energy Center Phoenix, AZ	100.0	Approx 30 chilled water customers	90	Chilled water: 25,600 tons
NRG Energy Center Pittsburgh, PA	100.0	Approx 25 steam and 25 chilled water customers	87 45	Steam: 296 MMBtu/hr. Chilled water: 12,920 tons
NRG Energy Center San Diego, CA	100.0	Approx 20 chilled water customers	26	Chilled water: 7,425 tons
Camas Power Boiler Camas, WA	100.0	Georgia Pacific Group	59	Steam: 200 MMBtu/hr.
NRG Energy Center Dover, DE	100.0	Kraft Foods Inc. and Proctor & Gamble Company	56	Steam: 190 MMBtu/hr.

The following table summarizes NRG's thermal power generation facilities, as of December 31, 2011:

Name and Location of Facility	Power Market/ Zone	% Owned	Generation Capacity (MW)	Primary Fuel Type
Paxton Creek Cogeneration Harrisburg, PA	PJM / East	100.0	12	Natural Gas
Dover Cogeneration, DE	PJM / West	100.0	104	Coal
Princeton Hospital, NJ	PJM/East	100.0	5	Natural Gas

Other Properties

NRG owns 30 MW of Distributed Solar facilities at various locations throughout the United States, concentrated primarily in the West Region.

In addition, NRG owns several real properties and facilities relating to its generation assets, other vacant real property unrelated to the Company's generation assets, interests in construction projects, and properties not used for operational purposes. NRG believes it has satisfactory title to its plants and facilities in accordance with standards generally accepted in the electric power industry, subject to exceptions that, in the Company's opinion, would not have a material adverse effect on the use or value of its portfolio.

NRG leases its corporate offices at 211 Carnegie Center, Princeton, New Jersey, its Reliant Energy, Green Mountain Energy, and Energy Plus offices and call centers, and various other office space.

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